Exhibit 99.2

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of:

RPM Interactive, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of RPM Interactive, Inc. and consolidated entities (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for the each of the two years in the period ended December 31 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024 and 2023, and the consolidated results of its operations and its cash flows for the each of the two years in the period ended December 31 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered net losses since inception and in fiscal 2024 has a net loss of $2,076,592 and cash used in operations of $1,445,352. The Company also had an accumulated deficit, stockholders’ deficit and working capital deficit of $6,067,579 and $4,570,881, respectively, as of December 31, 2024. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

2295 NW Corporate Blvd., Suite 240 ● Boca Raton, FL 33431-7326

Phone: (561) 995-8270 ● Toll Free: (866) CPA-8500 ● Fax: (561) 995-1920

www.salbergco.com ● info@salbergco.com

Member National Association of Certified Valuation Analysts ● Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide ● Member AICPA Center for Audit Quality

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which it relates.

Allocation of Certain Expenses of Parent to the Company

As described in footnote 2 “Basis of Presentation” to the consolidated financial statements, the parent allocated certain expenses to the Company using a proportional allocation method. This proportional allocation was based upon a ratio of the Company’s direct specifically identified expenses compared to the total consolidated expenses of the parent company. The determination of the method of allocation and the allocation percentage is based on subjective judgments.

We identified the determination of the method of allocation and the allocation percentage to be a critical audit matter.

The primary procedures we performed to address this critical audit matter included the following: we (a) gained an understanding of the method management selected for the allocation, (b) assessed the reasonableness of the selected method by inquiring of management and discussing other alternative methods, (c) recomputed the allocation percentage determined by management. We agreed with management’s conclusions.

/s/ SALBERG & COMPANY, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

April 23, 2025

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash	$429,714	$6,954
Prepaid expenses	16,956	2,668

Total Current Assets	446,670	9,622

NON-CURRENT ASSETS:
Internal-use software	1,050,000	-

Total Non-Current Assets	1,050,000	-

Total Assets	$1,496,670	$9,622

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$26,845	$1,974
Due to related party - parent	4,990,706	3,511,600

Total Current Liabilities	5,017,551	3,513,574

Total Liabilities	5,017,551	3,513,574

STOCKHOLDERS’ DEFICIT:
Preferred stock ($0.0001 par value; 20,000,000 shares authorized, no shares issued and outstanding)	-	-
Common stock ($0.0001 par value; 180,000,000 shares authorized; 40,247,326 and 32,000,000 shares issued and outstanding on December 31, 2024 and 2023, respectively)	4,025	3,200
Additional paid-in capital	2,542,673	496,800
Accumulated other comprehensive loss	-	(12,965)
Accumulated deficit	(6,067,579)	(3,990,987)

Total Stockholders’ Deficit	(3,520,881)	(3,503,952)

Total Liabilities and Stockholders’ Deficit	$1,496,670	$9,622

See accompanying notes to consolidated financial statements.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2024	2023

NET REVENUES	$-	$-

OPERATING EXPENSES:
Compensation and related expenses	525,516	620,702
Marketing and advertising expenses	44,493	250,608
Professional and consulting expenses	449,631	330,296
Research and development expense	691,001	1,382,592
General and administrative expenses	353,095	283,127
Impairment loss	-	43,671

Total operating expenses	2,063,736	2,910,996

LOSS FROM OPERATIONS	(2,063,736)	(2,910,996)

OTHER INCOME (EXPENSES):
Interest income, net	2	10
Gain on initial consolidation of variable interest entities	-	42,737
Gain on deconsolidation of variable interest entities	107	-
Foreign currency loss	(12,965)	(102)

Total other income (expenses), net	(12,856)	42,645

NET LOSS	$(2,076,592)	$(2,868,351)

COMPREHENSIVE LOSS:
Net loss	$(2,076,592)	$(2,868,351)

Other comprehensive loss:
Unrealized foreign currency translation gain (loss)	12,965	(12,965)

Comprehensive loss	$(2,063,627)	$(2,881,316)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.06)	$(0.13)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic and diluted	35,013,586	21,939,726

See accompanying notes to consolidated financial statements.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

					Additional	Accumulated Other		Total
	Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	(Loss) Gain	Deficit	Deficit

Balance, December 31, 2022	-	$-	12,000,000	$1,200	$(1,200)	$-	$(1,122,636)	$(1,122,636)

Issuance of common shares to Metabizz shareholders	-	-	8,000,000	800	(800)	-	-	-

Issuance of common shares to DatChat (Parent)	-	-	12,000,000	1,200	498,800	-	-	500,000

Accumulated other comprehensive loss	-	-	-	-	-	(12,965)	-	(12,965)

Net loss for the year	-	-	-	-	-	-	(2,868,351)	(2,868,351)

Balance, December 31, 2023	-	-	32,000,000	3,200	496,800	(12,965)	(3,990,987)	(3,503,952)

Sale of common stock for cash	-	-	3,247,326	325	973,873	-	-	974,198

Issuance of common shares for services	-	-	1,500,000	150	22,350	-	-	22,500

Issuance of common stock for asset acquisition	-	-	3,500,000	350	1,049,650	-	-	1,050,000

Accumulated other comprehensive gain	-	-	-	-	-	12,965	-	12,965

Net loss for the year	-	-	-	-	-	-	(2,076,592)	(2,076,592)

Balance, December 31, 2024	-	$-	40,247,326	$4,025	$2,542,673	$-	$(6,067,579)	$(3,520,881)

See accompanying notes to consolidated financial statements.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,076,592)	$(2,868,351)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	-	5,814
Amortization of stock-based professional fees	22,500	-
Gain from initial consolidation of variable interest entities	-	(42,737)
Impairment loss on property and equipment	-	43,671
Gain from deconsolidation of variable interest entities	(107)	-
Foreign currency loss	12,965	102
Shared expenses allocated from parent	585,192	682,735
Changes in operating assets and liabilities:
Prepaid expenses	(14,288)	(2,668)
Accounts payable and accrued expenses	24,978	(21,855)

NET CASH USED IN OPERATING ACTIVITIES	(1,445,352)	(2,203,289)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(49,485)
Increase in cash from consolidation of variable interest entities	-	64,538

NET CASH PROVIDED BY INVESTING ACTIVITIES	-	15,053

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party advances - parent	893,914	1,708,155
Proceeds from sale of common stock	974,198	500,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,868,112	2,208,155

NET INCREASE IN CASH	422,760	19,919

Effect of exchange rate changes on cash	-	(12,965)

CASH - beginning of year	6,954	-

CASH - end of year	$429,714	$6,954

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued to founders	$-	$800
Common stock issued for services	$22,500	$-
Acquisition of intangible assets for common stock	$1,050,000	$-

See accompanying notes to consolidated financial statements.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 1 – ORGANIZATION

Organization

RPM Interactive, Inc. (collectively including the consolidated variable interest entities discussed below) (the “Company”) was incorporated in the State of Nevada on June 16, 2022 under the name of SmarterVerse, Inc. On February 14, 2024, the Company filed a Certificate of Amendment with the State of Nevada to change its name from “SmarterVerse, Inc.” to “Dragon Interactive Corporation”. On August 7, 2024, the Company filed a Certificate of Amendment with the State of Nevada to change its name from “Dragon Interactive Corporation” to “Dragon Interact, Inc”. On November 21, 2024, the Company filed a Certificate of Amendment with the State of Nevada to change its name from “Dragon Interact, Inc.” to “RPM Interactive, Inc”.

On October 29, 2024 (the “Closing Date” and measurement date), the Company entered into and closed on a Share Exchange Agreement (the “Share Exchange Agreement”) with (i) RPM Interactive, Inc., a Florida corporation incorporated of August 23, 2024 (“RPM Interactive Florida”); and (ii) the shareholders of RPM Interactive Florida. Pursuant to the Share Exchange Agreement, the Company acquired 100% of the shares of RPM Interactive Florida in exchange for 3,500,000 shares of the Company’s common stock. RPM Florida is a web publishing company that leverages generative AI systems to offer consumers entertaining gaming apps and podcasting offerings in the sports, finance, entertainment and politics categories.

Prior to the acquisition of RPM Interactive Florida, the Company was a metaverse platform and privacy-first social network. Following the RPM Interactive Florida acquisition, the Company repositioned its business to be an AI generated publishing company of mobile games apps and vodcasts/podcasts.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company consolidates entities that are variable interest entities (“VIE”) where the Company is determined to be the primary beneficiary. The Company’s consolidated financial statements include the accounts of the RPM Interactive and VIE entities, Metabizz, LLC and Metabizz SAS through March 31, 2024, at which date the Metabizz VIE entities were deconsolidated. All intercompany accounts and transactions have been eliminated in consolidation.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

The Company has historically operated as a subsidiary of DatChat. The consolidated financial statements of the Company are derived from the historical results of operations and historical cost bases of the assets and liabilities associated with Company, plus an allocation of certain expenses incurred by DatChat on its behalf. Certain expenses have been allocated to the Company from DatChat using the specific identification method and corporate overhead expenses were allocated using a proportional allocation method. This proportional allocation was based upon RPM Interactive’s direct specifically identified expenses compared to the total DatChat consolidated expenses. Management believes that such an allocation method is reasonable. Management has determined that it is not practical to estimate what the allocated costs would have been had the Company operated as an unaffiliated entity on a stand-alone basis. Accordingly, the Company’s financial position, results of operations and cash flow may have differed materially if the Company had operated as an unaffiliated standalone entity as of and for the periods presented.

The Company has calculated its income tax amounts using a separate return methodology and it has presented these amounts as if it were a separate taxpayer from DatChat for the periods presented.

The Company accounts for its noncontrolling interest in accordance with ASC Topic 810-10-45, which requires the Company to present noncontrolling interests as a separate component of total shareholders’ equity on the consolidated balance sheets and the consolidated net loss attributable to its noncontrolling interest be clearly identified and presented on the face of the consolidated statements of operations. However, since Metabizz was consolidated as VIE’s through March 31, 2024, any noncontrolling interest eliminated in consolidation. On March 31, 2024, based on the Company’s analysis, the Company deconsolidated Metabizz, LLC and Metabizz SAS. During the three months ended March 31, 2024, the Company ceased doing business with Metabizz, LLC and Metabizz SAS and pays technology professionals directly.

Variable interest entities

Pursuant to ASC 810-10-25-22, an entity is defined as a VIE if it either lacks sufficient equity to finance its activities without additional subordinated financial support, or it is structured such that the holders of the voting rights do not substantively participate in the gains and losses of the entity. When determining whether an entity that meets the definition of a business qualifies for a scope exception from applying VIE guidance, the Company considers whether: (i) it has participated significantly in the design of the entity, (ii) it has provided more than half of the total financial support to the entity, and (iii) substantially all of the activities of the VIE are conducted on its behalf. A VIE is consolidated by its primary beneficiary, the party that has the power to direct the activities that most significantly impact the VIE’s economic performance and has the right to receive benefits or the obligation to absorb losses of the entity that could be potentially significant to the VIE. The primary beneficiary assessment must be re-evaluated on an ongoing basis.

Based on the Company’s analysis, on February 14, 2023, Metabizz was determined to be VIE entities in accordance with ASC 810-10-25-22 because the equity owners in Metabizz did not have the characteristics of a controlling financial interest and the initial equity investments in these entities may be or are insufficient to meet or sustain its operations without additional subordinated financial support from the Company. The equity owners of Metabizz had only a nominal equity investment at risk, and the Company absorbed or received a majority of the entity’s expected losses or benefits. The Company participated significantly in the design of Metabizz. The Company has provided working capital advances to Metabizz to allow Metabizz to fund its 100% of its daily obligations. All activities of Metabizz were conducted for the Company’s benefit, as evidenced by the fact that the operations of Metabizz solely consisted of development of software and technologies to be used by the Company. The Company historically provided non-contractual support to Metabizz to pay employees and independent contractors who performed development services on behalf of the Company. Such support reduced our working capital and increased our net cash used in operations. Repayment of the working capital advances was not guaranteed by the equity owner of Metabizz and creditors of Metabizz do not have recourse against the Company. Accordingly, the Company was required to consolidate the assets, liabilities, revenues and expenses of Metabizz using the fair value method. Additionally, the managing partner of Metabizz was also the Chief Innovation Officer of the Company. Since Metabizz, LLC and Metabizz SAS were considered consolidated VIE’s, any noncontrolling interest eliminated in consolidation.

In connection with the initial consolidation of Metabizz, on February 14, 2023 (the initial VIE consolidation date), the Company recorded a gain on initial consolidation of variable interest entities of $42,737. In connection with the deconsolidation of Metabizz, on March 31, 2024, the Company recorded a gain on deconsolidation of variable interest entities of $107.

On March 31, 2024, based on the Company’s analysis, the Company deconsolidated Metabizz, LLC and Metabizz SAS. During the three months ended March 31, 2024, the Company ceased doing business with Metabizz, LLC and Metabizz SAS and will pay technology professionals directly. The Company has no further obligation to support Metabizz and has no exposure to any losses as a result of its involvement with Metabizz.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

The Company’s consolidated balance sheets included the following assets and liabilities from its VIEs:

	December 31,	December 31,	February 14,
	2024	2023	2023
Cash	$-	$5,862	$64,538
Total assets	$-	$5,862	$64,538

Due to RPM Interactive (eliminates in consolidation)	$-	$164,185	$21,801
Due to parent company – DatChat	-	859,561	-
Due to related parties	-	1,023,746	21,801
Total liabilities	$-	$1,023,746	$21,801

For the years ended December 31, 2024 and 2023, a summary of results of operations and cash flows of the Company’s VIEs is as follows:

	For the Year Ended December 31,	For the Year Ended December 31,
Statements of Operations:	2024	2023
Operating expenses	$10,265	$1,047,662
Loss from operations	(10,265)	(1,047,662)
Other income (expense):
Gain of deconsolidation from Company (eliminates in consolidation)	1,070,885	-
Other (expense) income	(12,964)	6
Other income, net	1,057,921	6
Net income (loss)	$1,047,656	$(1,047,656)

	For the Year Ended December 31,	For the Year Ended December 31,
Statements of Cash Flows:	2024	2023
Net cash used in operations	$(10,265)	$(1,017,884)
Cash flows from financing activities - Proceeds from related party advances from RPM Interactive and Datchat	4,403	1,023,746
Net (decrease) increase in cash	$(5,862)	$5,862

Going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is dependent on its ability to raise additional capital to fund its research and development activities and meet its obligations on a timely basis. As reflected in the accompanying consolidated financial statements, the Company had a net loss of $2,076,592 for the year ended December 31, 2024. Net cash used in operations was $1,445,352 for the year ended December 31, 2024. Additionally, as of December 31, 2024, the Company had an accumulated deficit of $6,067,579 and a stockholders’ deficit of $3,520,881 and has generated no revenues since inception. As of December 31, 2024, the Company had a working capital deficit of $4,570,881, including cash of $429,714. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive or raise additional debt and/or equity capital. The Company is seeking to raise capital through additional debt and/or equity financings to fund our operations in the future. Although the Company has historically been funded by DatChat and from the sale of the Company’s common shares, there is no assurance that it will be able to continue to raise its own capital. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail its operations. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the consolidated financial statements and during the reporting period. Actual results could materially differ from these estimates. Significant estimates include valuation of the purchase price for the purchase of internal-use software, assumptions used in assessing impairment of long-term assets, the valuation of internal-use software after initial purchase date, the valuation of deferred tax assets, the fair value of assets and liabilities of VIE’s on the initial VIE consolidation date, the allocation of expenses, assets and liabilities from Datchat, and the fair value of non-cash equity transactions.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

Concentrations

The Company has historically been primarily funded by DatChat.

Cash and cash equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturities of three months or less, when purchased, to be cash equivalents. The Company maintains cash and cash equivalent balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company’s account at this institution is insured by the FDIC up to $250,000. On December 31, 2024 and 2023, the Company had cash of $150,925 and $0 in excess of FDIC limits, respectively.

Fair value measurements and fair value of financial instruments

The carrying value of certain financial instruments, including cash, prepaid expenses, accounts payable and accrued expenses, and due to related party are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (the “FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

Asset acquisitions

The Company evaluates acquisitions pursuant to ASC 805, “Business Combinations,” to determine whether the acquisition should be classified as either an asset acquisition or a business combination. Acquisitions for which substantially all of the fair value of the gross assets acquired are concentrated in a single identifiable asset or a group of similar identifiable assets are accounted for as an asset acquisition. For asset acquisitions, the Company allocates the purchase price of these acquired assets on a relative fair value basis and capitalizes direct acquisition related costs as part of the purchase price. Acquisition costs that do not meet the criteria to be capitalized are expensed as incurred and presented in general and administrative costs in the unaudited consolidated statements of operations, if any.

Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, which range from three to five years. Leasehold improvements are depreciated over the shorter of the useful life or lease term including scheduled renewal terms. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Capitalized internal-use software costs

The Company capitalizes costs to develop or purchase internal-use software in accordance with ASC section 350-40, Intangibles — Goodwill and Other — Internal-Use Software. Costs incurred to develop internal-use software are expensed as incurred during the preliminary project stage. Internal-use software development costs are capitalized upon purchase and during the application development stage, which is after: (i) the preliminary project stage is completed; and (ii) management authorizes and commits to funding the project and it is probable the project will be completed and used to perform the functions intended. Capitalization ceases at the point the software project is substantially complete and ready for its intended use, and after all substantial testing is completed. Upgrades and enhancements are capitalized if it is probable that those expenditures will result in additional functionality. Amortization is provided for on a straight-line basis over the expected useful life of the internal-use software development costs and related upgrades and enhancements. When existing software is replaced with new software, the unamortized costs of the old software are expensed when the new software is ready for its intended use. During the years ended December 31, 2024 and 2023, software development costs incurred internally, other than purchased software, were expensed since the Company’s software development projects were in the preliminary project stage. Such costs were included in research and development costs on the accompanying consolidated statement of operations.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets, including internal-use software, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Revenue recognition

The Company recognizes revenue in accordance with ASC Topic 606 Revenue from Contracts with Customers, which requires revenue to be recognized in a manner that depicts the transfer of goods or services to customers in amounts that reflect the consideration to which the entity expects to be entitled in exchange for those goods or services.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

In accordance with ASU Topic 606 - Revenue from Contracts with Customers, the Company recognizes revenue in accordance with that core principle by applying the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company shall generate revenue from the sale of in-game items to its customers. Revenue generated from such sales, primarily through the app stores, such as Google Play Store or Apple App Store, is recognized upon delivery of the in-game items to the customer, which is when the Company completes its sole performance obligation.

Research and Development

Research and development costs incurred in the development of the Company’s products are expensed as incurred and include costs such as outside development costs, salaries and other allocated costs incurred. During the years ended December 31, 2024 and 2023, research and development costs incurred in the development of the Company’s software products were $691,001 and $1,382,592, respectively. Research and development costs are included in research and development expense on the accompanying consolidated statements of operations.

Advertising Costs

The Company applies ASC 720 “Other Expenses” to account for advertising related costs. Pursuant to ASC 720-35-25-1, the Company expenses the advertising costs as they are incurred. Advertising costs were $44,493 and $250,608 for the years ended December 31, 2024 and 2023, respectively, and are included in marketing and advertising expenses on the consolidated statements of operations.

Income taxes

The Company accounts for income taxes pursuant to the provision of Accounting Standards Codification (“ASC”) 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the consolidated financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation–Stock Compensation”, which requires recognition in the consolidated financial statements of the cost of employee, non-employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to account for forfeitures as they occur.

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. Except for Metabizz SAS, the functional currency of the Company is the U.S. dollar. The functional currency of the Company’s VIE, Metabizz SAS, is the Columbian Peso (“COP”). For Metabizz SAS, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss. The cumulative translation adjustment and effect of exchange rate changes on cash for the years ended December 31, 2024 and 2023 was $0 and $12,965, respectively. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency included in the results of operations as incurred. On March 31, 2024, based on the Company’s analysis, the Company deconsolidated Metabizz SAS (See Note 1).

For Metabizz SAS, which is located in Columbia, asset and liability accounts on December 31, 2023 were translated at 0.0002582 COP to $1.00, which was the exchange rate on the balance sheet date, and results of operations and cash flows are translated at the average exchange rates during the period of 0.00023415 COP to $1.00.

Basic and diluted net loss per share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares during the period. Diluted net loss per share is computed using the weighted average number of common shares and potentially dilutive securities outstanding during the period. As of December 31, 2024 and December 31, 2023, the Company had no common stock equivalents.

Segment reporting

The Company operates as a single operating segment as a technology-based company that is developing social media applications and technologies. In accordance with ASC 280 – “Segment Reporting”, the Company’s chief operating decision maker has been identified as the Chief Executive Officer, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similarities in economic characteristics such as nature of services; and procurement processes. All revenues and expenses as reflected in the accompanying consolidated statements of operations and comprehensive loss are allocated to the one segment. The Company’s single operating segment includes all of the Company’s assets and liabilities as reflected in the accompanying consolidated balance sheets.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

Recent accounting pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40), which requires entities to provide more detailed disaggregation of expenses in the income statement, focusing on the nature of the expenses rather than their function. The new disclosures will require entities to separately present expenses for significant line items, including but not limited to, depreciation, amortization, and employee compensation. Entities will also be required to provide a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, disclose the total amount of selling expenses and, in annual reporting periods, provide a definition of what constitutes selling expenses. This pronouncement is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company does not expect the adoption of this new guidance to have a material impact on the consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on its consolidated financial statements.

NOTE 3 – INTERNAL-USE SOFTWARE

As of December 31, 2024 and 2023, internal-use software consists of the following:

	Useful Life (Years)	December 31, 2024	December 31, 2023
Internal-use software	3 Years	$1,050,000	$-
Less accumulated amortization		-	-
Internal-use software, net		$1,050,000	$-

On October 29, 2024 (the “Closing Date” and measurement date), the Company entered into and closed on a Share Exchange Agreement (the “Share Exchange Agreement”) with (i) RPM Florida and (ii) the shareholders of RPM Florida (See Note 1). Pursuant to the Share Exchange Agreement, the Company acquired 100% of the shares of RPM Florida in exchange for 3,500,000 shares of the Company’s common stock. RPM Florida is a web publishing company that leverages generative AI systems to offer consumers entertaining gaming apps and podcasting offerings in the sports, finance, entertainment and politics categories. These shares were valued at $1,050,000, or $0.30 per share, on the measurement date based on recent sales of shares of the Company’s common stock. Pursuant to ASU 2017-01 and ASC 805, the Company analyzed the Exchange Agreement and the business of RPM Florida to determine if the Company acquired a business or acquired assets. Other than owning certain in-development internal-use software, RPM Florida had no operations or employees and was not considered a business. No goodwill was recorded since the Exchange Agreement was accounted for as an asset purchase. In accordance with ASC 805, the fair value of the assets acquired is based on either the fair value of the consideration given or the fair value of the assets acquired, whichever is more clearly evident, and thus, more reliably measurable. The Company used the market price of the 3,500,000 common shares issued of $1,050,000 as the fair value of the assets acquired since this value was more clearly evident, and thus, more reliable measurable than the fair value of the assets. This acquisition was treated as an asset acquisition under ASC 805 “Business Combinations” since RPM Florida did not meet the definition of a business under ASC 805. ASC 805 requires the use of the relative fair value method for asset acquisitions to allocate the purchase price, however, since only a single internal-use software asset was acquired, the entire purchase price shall be allocated to this asset.

For the years ended December 31, 2024 and 2023, amortization of intangible assets amounted to $0. The internal-use software has not yet been placed in service as of December 31, 2024.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 4 – RELATED PARTY TRANSACTIONS

Relationship with DatChat, Inc. and Due to Related Party

The Company was formed in June 2022 by DatChat, Inc., a Nevada corporation (“DatChat”) and since then has operated as a consolidated subsidiary of DatChat. Darin Myman, DatChat’s Chief Executive Officer and Chairman also serves as the Company’s President and until January 2025 was its sole director. Since the Company’s formation, DatChat has been the Company’s primary source of financial support. In January 2025, due to changes in DatChat’s business plans, , DatChat determined it was in the best interest of both DatChat and the Company to operate separately. In its effort to build a separate management team, DatChat agreed to cancel 3,500,000 shares of the Company that DatChat held as an investment to have Michael Mathews, the prior owner of RPM Florida, join the Company’s board and serve as the Company’s Chief Executive Officer. In January 2025, DatChat cancelled the 3,500,000 and currently owns approximately 34% of the Company’s common stock. DatChat is not currently providing financial support to the Company and there is no agreement for DatChat to provide any operational funding in the future. The Company is currently in discussions with DatChat regarding settlement of the amounts due to DatChat as discussed below.

During the years ended December 31, 2024 and 2023, DatChat provided advances to the Company for working capital purposes. During the years ended December 31, 2024 and 2023, DatChat advanced the Company $893,914 and $1,708,155, respectively. Additionally, based on DatChat management’s estimates, during the years ended December 31, 2024 and 2023, DatChat allocated shared expenses to the Company in the amounts of $585,192 and $682,735, respectively (See Note 2 – Basis of Presentation). On December 31, 2024 and 2023, the Company had a payable to DatChat of $4,990,706 and $3,511,600, respectively, which is presented as due to related party on the consolidated balance sheets. These advances are short-term in nature, non-interest bearing, and due on demand.

Research and Development

On July 19, 2022, the Company entered into a software development agreement with Metabizz. On February 14, 2023, the Company began consolidating Metabizz as VIEs. For the period from January 1, 2023 to date of consolidation (February 14, 2023), the Company paid Metabizz $185,600 for software development services which is included in research and development expense on the accompanying consolidated statements of operations.

Other

On January 10, 2024, VR Interactive LLC (“VR Interactive”), a company 45% owned by Darin Myman, the Company’s president and director, purchased 8,000,000 shares of RPM Interactive from the Metabizz shareholders for cash amounting to $120,000. Mr. Myman is a partner in VR Interactive. Accordingly, as of January 10, 2024, VR Interactive, was considered a related party. In October 2024, VR Interactive distributed all of its RPM Interactive shares to its members and is no longer considered to be a related party.

In November 2024, we entered into a consulting agreement with Michael Mathews II, the son of our current Chairman pursuant to which we agreed to pay him $3,000 per month and we paid him $3,000 in 2024 under this agreement. The agreement is month-to-month. Mr. Matthews II is providing product management services to us, interfacing with the third-party technical development firms.

NOTE 5 – STOCKHOLDERS’ EQUITY

Shares Authorized

The authorized capital stock consists of 200,000,000 shares, of which 180,000,000 are shares of common stock and 20,000,000 are shares of preferred stock.

Common Stock

2023

On February 14, 2023, the Company entered into a subscription agreement with Metabizz, LLC. In connection with the subscription agreement, the Company sold Metabizz, LLC 8,000,000 shares of its common stock for nominal consideration, which was 40% of the issued and outstanding common shares of the Company.

On October 2, 2023, the Company issued DatChat an additional 12,000,000 shares of its common stock for $500,000.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

2024

On January 25, 2024, the Company entered into a 9-month consulting agreement with an individual for business development, financial and market due diligence services to be rendered over the term of the agreement. In connection with this consulting agreement, the Company issued 1,500,000 of its shares for services to be rendered. The shares were valued at $22,500, or $0.015 per share, based on the sale of the Company’s shares in a private transaction, which was amortized into professional fees over the term of the agreement. During the year ended December 31, 2024, the Company recorded stock-based professional fees of $22,500.

On April 3, 2024, the Company entered into a Securities Purchase Agreement with an institutional and accredited investor, pursuant to which the Company agreed to sell an aggregate of 120,000 shares of the Company’s common stock for an aggregate purchase price of $36,000, or $0.30 per share.

On May 31, 2024, the Company entered into a Securities Purchase Agreement with an institutional and accredited investor, pursuant to which the Company agreed to sell an aggregate of 666,660 shares of the Company’s common stock for an aggregate purchase price of $199,998, or $0.30 per share.

On August 8, 2024, DatChat transferred 8,000,000 of its shares held in the Company to a third party as consideration for an asset purchase. The transfer reduced DatChat’s interest in the Company to approximately 46%.

In September 2024, the Company entered into Securities Purchase Agreements with institutional and accredited investors, pursuant to which the Company agreed to sell an aggregate of 866,666 shares of the Company’s common stock for an aggregate purchase price of $260,000, or $0.30 or share.

During October and November 2024, the Company entered into a Securities Purchase Agreement with investors pursuant to which RPM Interactive agreed to sell an aggregate of 1,594,000 shares of the Company’s common stock for an aggregate purchase price of $478,200, or $0.30 per share.

On October 29, 2024 (the “Closing Date” and measurement date), the Company entered into and closed on a Share Exchange Agreement (the “Share Exchange Agreement”) with (i) RPM Interactive Florida; and (ii) the shareholders of RPM Interactive Florida. Pursuant to the Share Exchange Agreement, the Company acquired 100% of the shares of RPM Interactive Florida in exchange for 3,500,000 shares of the Company’s common stock. These shares were valued at $1,050,000, or $0.30 per share, on the measurement date based on recent sales of shares of the Company’s common stock (see Note 3).

NOTE 6 – INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets on December 31, 2024 and 2023 consist of net operating loss carryforwards. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income.

The Company has calculated its income tax amounts using a separate return methodology and it has presented these amounts as if it were a separate taxpayer from DatChat for the periods presented. Income taxes as presented in the Company’s consolidated financial statements have been allocated in a manner that is systematic, rational, and consistent with the broad principles of ASC 740. Historically, the Company’s operations have been included in DatChat’s U.S. federal consolidated tax return and certain state tax returns. For the purposes of these consolidated financial statements, the Company’s income tax provision was computed as if the Company filed separate tax returns (i.e., as if the Company had not been included in the consolidated income tax return group with DatChat). The separate return method applies ASC 740 to the consolidated financial statements of each member of a consolidated tax group as if the group member were a separate taxpayer. As a result, actual tax transactions included in the consolidated financial statements of DatChat may not be included in these consolidated financial statements. Further, the Company’s tax results as presented in the consolidated financial statements may not be reflective of the results that the Company expects to generate in the future. Also, the tax treatment of certain items reflected in the consolidated financial statements may not be reflected in the consolidated financial statements and tax returns of DatChat. It is conceivable that items such as net operating losses, other deferred taxes, uncertain tax positions and valuation allowances may exist in the consolidated financial statements that may or may not exist in DatChat’s consolidated financial statements.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

The Company has incurred aggregate net operating losses of approximately $6.074.958 and $4,033,724 for income tax purposes for the years ended December 31, 2024 and 2023, respectively. The net operating losses carry forward for United States income taxes, which may be available to reduce future years’ taxable income. Management believes that the realization of the benefits from these losses appears unlikely due to the Company’s limited operating history and continuing losses for United States income tax purposes. Accordingly, the Company has provided a 100% valuation allowance on the deferred tax asset resulting from the net operating losses to reduce the asset to zero. Management reviews this valuation allowance periodically and make adjustments as necessary.

The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the years ended December 31, 2024 and 2023 were as follows:

	Year Ended December 31, 2024	Year Ended December 31, 2023
Income tax benefit at U.S. statutory rate	$(436,084)	$(602,354)
Income tax benefit – State	(103,830)	(143,418)
Permanent differences	9,193	(11,111)
Change in valuation allowance	530,721	756,883
Total provision for income tax	$-	$-

The Company’s approximate net deferred tax asset on December 31, 2024 and 2023 was as follows:

Deferred Tax Asset:	December 31, 2024	December 31, 2023
Net operating loss carryforward	$1,579,489	$1,048,768
Valuation allowance	(1,579,489)	(1,048,768)
Net deferred tax asset	$-	$-

The Company provided a valuation allowance equal to the deferred income tax asset for the years ended December 31, 2024 and 2023 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. The increase in the allowance was $530,721 and $756,883 for the years ended December 31, 2024 and 2023, respectively.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2024, 2023 and 2022 Corporate Income Tax Returns are subject to Internal Revenue Service examination as part of DatChat’s Corporate Income Tax Returns.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the balance sheet date through April xx, 2025 the date these consolidated financial statements were available to be issued.

Cancellation of common shares

In January 2025, in connection with the Company’s contemplated initial public offering, DatChat returned 3,500,000 shares of the Company’s common stock to the Company, which were cancelled. There was no accounting effect of this cancellation other than a reduction of the par value of these shares with an offset to additional paid-in capital.